Exhibit A
Agreement of Joint Filing
     Pursuant to Rule 13d-1(k)(l)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement on Schedule 13D to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

DAVID K. MOSKOWITZ
Dated: January 11, 2008	/s/ David K. Moskowitz
David K. Moskowitz

GRAT #1
Dated: January 11, 2008	/s/ David K. Moskowitz
David K. Moskowitz, Trustee

GRAT #2
Dated: January 11, 2008	/s/ David K. Moskowitz
David K. Moskowitz, Trustee

GRAT #3
Dated: January 11, 2008	/s/ David K. Moskowitz
David K. Moskowitz, Trustee

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